UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 10, 2007

Trinity Industries, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-6903	75-0225040
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2525 Stemmons Freeway, Dallas, Texas		75207-2401
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	214-631-4420

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of New Director

On September 10, 2007, the Board of Directors of Trinity Industries, Inc. (the "Company") elected Leldon Echols as an independent member of the Company’s Board of Directors, effective immediately. Mr. Echols has also been appointed to the Audit Committee of the Board of Directors effective immediately. Mr. Echols will receive the Company’s standard non-employee director compensation as described in the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 5, 2007. Mr. Echols was awarded 2,527 restricted stock units that convert to common stock upon retirement from the Board and vest immediately prior to the 2008 Annual Meeting. Mr. Echols has no arrangement or understanding with any person regarding his selection as a director of the Company. Mr. Echols does not have any related person transactions with the Company reportable under Item 404(a) of Regulation S-K. The September 10, 2007 press release regarding the election of Mr. Echols is being filed with the Current Report on Form 8-K as Exhibit 99.1.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On September 10, 2007, the Board of Directors of the Company amended Section 1 of the Article III of the Bylaws of Trinity Industries, Inc. to increase the number of directors from nine (9) to ten (10).

Item 9.01 Financial Statements and Exhibits.

The following are filed as exhibits to this Report

99.1 Press release by the Company dated September 10, 2007 announcing the election of Leldon Echols as a director of the Company.

99.2 Amendment to the Company’s Bylaws dated September 10, 2007, increasing the number of directors from nine (9) to ten (10).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trinity Industries, Inc.

September 13, 2007	By:	William A. McWhirter II

Name: William A. McWhirter II
Title: Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release by the Company dated September 10, 2007 announcing the election of Leldon Echols as a director of the Company.
99.2	Amendment to the Company’s Bylaws dated September 10, 2007, increasing the number of directors from nine (9) to ten (10).